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
[LOGO] Macrovision                                                     Macrovision Corporation
                                                                         2830 De La Cruz Blvd.
                                                                         Santa Clara, CA 94089

                                                                           (408) 743-8600 Main
                                                                            (408) 743-8610 Fax

FOR IMMEDIATE RELEASE
---------------------

MUSIC TRADE PRESS CONTACT:       MEDIA CONTACT (EUROPE):            INVESTOR CONTACT:
Adam Sexton                      David Simmons                      Ian Halifax
Macrovision Corporation          Macrovision Europe (EMEA)          Macrovision Corporation
+1 (310) 403 2326                +44 (0) 20 8839 0401               +1 (408) 743 8600
adam.sexton@macrovision.com      david.simmons@macrovision.co.uk    ir-info@macrovision.com
---------------------------      -------------------------------    -----------------------

BUSINESS TRADE PRESS CONTACT:    MEDIA CONTACT (JAPAN):             MEDIA CONTACT (U.S.):
Brian Dunn                       Masao Kumei                        Miao Chuang
Macrovision Corporation          Macrovision Japan & Asia KK        Macrovision Corporation
+1 (408) 562 8428                +81 (0) 3 5774 6253                +1 (408) 562 8451
bdunn@macrovision.com            masao.kumei@macrovision.com        pr-in@macrovision.com
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                      MACROVISION ACQUIRES MIDBAR TECH LTD.

FIRM ALSO ACQUIRES MUSIC COPY PROTECTION AND DRM ASSETS OF TTR TECHNOLOGIES

SANTA CLARA, CA - November 4, 2002 - Macrovision Corporation (Nasdaq: MVSN), the world's leading developer and vendor of digital rights management ("DRM") and copy protection technologies, announced today that it has agreed to acquire the assets and operations of Midbar Tech (1998) Ltd. in a cash transaction. Midbar, a privately owned developer of copy control technologies for the music industry, is based in Tel Aviv, Israel. The transaction will enable Macrovision to provide a complete family of products and services that preserve consumers' music listening experience while providing the controls to enable artists and music labels to be fairly compensated for their creative works.

Macrovision also announced that it has signed a definitive agreement with TTR Technologies, Inc. (Nasdaq: TTRE) to acquire TTR's music copy protection and DRM assets and to terminate an Alliance Agreement between the two companies. The closing of each transaction is subject to regulatory and shareholder approvals and the fulfillment of certain other closing conditions by each party.

"Midbar is an ideal strategic and cultural fit with Macrovision," said Macrovision's president and CEO Bill Krepick. "Midbar's core technologies complement our existing offerings, and this combination will allow us to develop a `best-of-breed' solution for music consumers, labels and artists. Moreover, both of our firms have emphasized research and development activities to generate breakthrough intellectual property (`IP') management solutions that enable music labels to offer consumers more robust and varied means of enjoying their music. The

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MACROVISION ACQUIRES MIDBAR TECH LTD./ PAGE 2

combined technical expertise and operational resources of both firms--in addition to the additional technology and intellectual property acquired from TTR--will allow Macrovision to shorten the development time required to bring a complete solution to the music space that serves the needs of all constituents."

"It's no exaggeration to say that the global music industry is at a digital crossroads," said Brian McPhail, vice president and general manager of Macrovision's Consumer Software Division. "It's imperative that standardized IP management technologies emerge for the music industry to guard the digital rights of content creators while allowing consumers the freedom to enjoy music with ease and convenience. These transactions will enable Macrovision to deliver a widely accepted, highly flexible, and deployable suite of IP management solutions that meet the needs of all the constituents of the music industry--from artists to consumers."

The combined Macrovision and Midbar development staffs will, over the next several months, develop a best-of-breed solution by integrating Macrovision's SafeAudio(TM) and SafeAuthenticate(TM) solutions with Midbar's CDS 100(TM) and CDS 200(TM) products. As part of that integrated solution suite, the combined development team will complete the advanced R&D projects that they are currently working on to facilitate controlled CD-burning technology and the controlled export of music files to consumer electronic devices. Midbar's CDS 100 and CDS 200 copy protection technology has, to date, been deployed on more than 45 million audio CDs, with particularly widespread usage in the Asian and European markets. Midbar's acquired assets also include three issued U.S. patents, and three U.S. patents pending.

The TTR assets to be acquired include three issued and eight pending U.S. patents, and a number of international patent applications, in the areas of optical media copy protection. The termination of the Macrovision-TTR Alliance Agreement will terminate copy protection revenue-sharing arrangement between the two companies.

Macrovision will hold an investor conference call on November 5, 2002 at 2 p.m. PT (5 p.m. ET). Investors and analysts interested in participating in the conference are welcome to call 800-240-6709 (or international +1 303-262-2190) and reference the Macrovision call.

Investors and analysts interested in listening to the conference replay are welcome to call 800-405-2236 (or international +1 303-590-3000) and enter passcode 507059#. Access to the replay is available from 11/5/2002 4:00 p.m. PST through 11/6/2002 11:59 p.m. PST. The conference call script will be posted on the Company's website approximately 48 hours following the call and will be posted for 30 days.





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MACROVISION ACQUIRES MIDBAR TECH LTD./ PAGE 3


ABOUT MACROVISION
Macrovision develops and markets digital rights management ("DRM"), copy protection, and electronic license management technologies for the consumer software, enterprise software, home video and music industries. Macrovision holds a total of 133 issued or pending United States patents and 832 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision has its corporate headquarters in Santa Clara, California, with European headquarters in London and Asia-Pacific headquarters in Tokyo.

Macrovision, SafeAudio, and SafeAuthenticate are registered trademarks or trademarks of Macrovision Corporation. Midbar, CDS100 and CDS200 are registered trademarks or trademarks of Midbar Technology, Ltd. and will revert to Macrovision Corporation upon the close of the Midbar acquisition transaction.

NOTE TO EDITORS: For more information regarding Macrovision, please visit:
WWW.MACROVISION.COM.
-------------------

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the quotations attributed to Messrs. Krepick and McPhail regarding the expected benefits and synergies of the transactions. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements, including: the receipt and timing of regulatory and shareholder approvals for the transactions; the possibility that the transactions cannot be completed; the ability of Macrovision to integrate operations and personnel effectively and efficiently; the contributions of the companies' intellectual property to Macrovision's business strategy; the effect of the transactions on the customers and other business partners of the companies; and the timely development and market acceptance of new and updated products. Other factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at www.sec.gov). Macrovision assumes no obligation to update any forward-looking statements.

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